UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2006

SOUTHRIDGE ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51306

(Commission File Number)

98-0435537

(IRS Employer Identification No.)

3625 N. Hall Street, Suite 900, Dallas Texas 75219-5106

(Address of principal executive offices and Zip Code)

888-862-2192

(Registrant's telephone number, including area code)

50 Caldwell Court N.W., Edmonton, Alberta, Canada T6M 2X4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 25, 2006 we appointed Robert Hamlin as a member of board of directors.

Our board of directors now consists of Vernon Samaroo, Alex Smid, Daniel Jackson and Robert Hamlin.

Mr. Hamlin is the Chief Executive Officer and majority owner of Agri Systems, a leading U.S. ethanol consulting and engineering firm. Mr. Hamlin has been using his specialized expertise in process design, engineering and industrial construction to build and start-up the operations of ethanol plants since 1993. The scope of Mr. Hamlin’s project management experience spans over 30 years and extends to financial operations, sales and the direction of legal and contractual efforts. Under his management, Mr. Hamlin has led the design, engineering and construction for many industrial projects in addition to ethanol plants such as feed processing facilities, large commercial grain handling, food grade and wood processing plants, power plants and cement terminals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE ENTERPRISES INC.

/s/ Alex Smid

Alex Smid

President and Director

Date:	November 1, 2006